                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS





We consent to the incorporation by reference in this Registration Statement on Form S-3/A of our report dated February 26, 1998 relating to the financial statements of Jack of All Games, Inc., which appears in Take Two Interactive Software, Inc.'s Annual Report on Form 10-K for the year ended October 31, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



                                         /s/ Aronowitz, Chaiken & Hardesty, LLP
                                         Certified Public Accountants


Cincinnati, Ohio
September 26, 2000